Exhibit 99.1

Marc A. Recht T: +1 617 937 2316 mrecht@cooley.com	VIA EDGAR

December 2, 2014

Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

RE:	Klox Technologies Inc. – Draft Registration Statement on Form F-1 Confidentially Submitted on December 2, 2014
Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

On behalf of our client, Klox Technologies Inc., a company organized and existing under the Canada Business Corporations Act (the “Company”), and in connection with a proposed initial public offering of the Company’s common shares, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”) the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of initial submission, the draft Registration Statement satisfies Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, because it contains audited financial statements for the two years ended December 31, 2012 and 2013 and unaudited financial statements for the nine months ended September 30, 2013 and 2014, in each case prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. However, the Company anticipates filing amendments to the Registration Statement after December 31, 2014 containing the same financial statements as those that are contained in the initial filing because its audited financial statements will not be available at the anticipated time of such filings.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at:

500 Boylston Street, Boston, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 www.cooley.com

Securities and Exchange Commission

December 2, 2014

Page Two

http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the staff of the Division of Corporation Finance notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

In connection with this request, we, as counsel to the Company, represent to the Commission that:

1. The Company is not currently a public reporting company in any other jurisdiction.

2. The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3. Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4. The Company does not anticipate that its audited financial statements for the year ended December 31, 2014 will be available until early April 2015.

5. In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the draft Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact me at (617) 937-2316 or mrecht@cooley.com if you have any questions regarding the foregoing or if we can provide any additional information.

Sincerely,

/s/ Marc A. Recht

Marc A. Recht

cc:	Mariano Rodriguez, Chief Financial Officer, Klox Technologies Inc.

500 Boylston Street, Boston, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 www.cooley.com